CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 8-K-A of our report dated October 18, 2021, relating to the financial statements of TDM, LLC as of December 31, 2020.

Certified Public Accountants

Lakewood, CO

October 18, 2021